Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

News Media Contact:	Investor Relations Contact:
David E. Pendery	Andy Schulz
IHS Inc.	IHS Inc.
+1 303 397 2468	+1 303 397 2969
david.pendery@ihs.com	andy.schulz@ihs.com

IHS Inc. Reports Third Quarter 2012 Results

•	Quarterly revenue of $386 million, up 14%

•	5% organic revenue growth rate overall, including 8% for subscription-based business

•	Adjusted EBITDA of $121 million, up 21%, representing 31.4% of revenue for the quarter

•	EPS of $0.66, up 6%, and Adjusted EPS of $0.99, up 14%, for the quarter

ENGLEWOOD, Colo. (September 20, 2012) - IHS Inc. (NYSE: IHS), the leading global source of information and analytics, today reported results for the third quarter ended August 31, 2012. Revenue for the third quarter of 2012 totaled $386 million, a 14 percent increase over third quarter 2011 revenue of $339 million. Net income for the third quarter of 2012 was $44 million, or $0.66 per diluted share, compared to third quarter 2011 net income of $41 million, or $0.62 per diluted share.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) totaled $121 million for the third quarter of 2012, up 21 percent from $100 million in the third quarter of 2011. Adjusted earnings per diluted share were $0.99 for the third quarter of 2012, an increase of 14 percent over the prior-year period. Adjusted EBITDA and Adjusted earnings per share are non-GAAP (Generally Accepted Accounting Principles) financial measures used by management to measure operating performance. Please see the end of this release for more information about these non-GAAP measures.

“Our growth remains well above economic growth rates in each of our end markets, but below our expectations,” said Jerre Stead, IHS chairman and chief executive officer. “Although our subscription business remained strong, growing at eight percent organically for the seventh consecutive quarter, our non-subscription business experienced weakness as customers put capital decisions on hold in these uncertain environments.”

Added Stead: “We continue to move quickly to deploy new systems and processes across every aspect of our business to capture scale efficiencies and to enhance the effectiveness of our global sales force. These important investments will enable us to provide future organic growth, margin expansion and increasing free cash flow as we realize related benefits over the next four quarters and into 2014.”

Third Quarter 2012 Details
Revenue for the third quarter of 2012 totaled $386 million, a 14 percent increase over third-quarter 2011 revenue of $339 million. The revenue increase was driven by five percent organic growth and 11 percent acquisitive growth, with a negative two percent foreign currency impact. The subscription-based business grew eight percent organically and represented 76 percent of total revenue.

	Three Months Ended August 31,		Absolute	Organic	Nine Months Ended August 31,		Absolute	Organic
	2012	2011	% change	% change	2012	2011	% change	% change
Subscription revenue	$294,516	$263,916	12%	8%	$855,160	$747,907	14%	8%
Non-subscription revenue	91,093	74,802	22%	(5)%	260,351	207,075	26%	(4)%
Total revenue	$385,609	$338,718	14%	5%	$1,115,511	$954,982	17%	5%

The company continued to grow its business overall in all three of its operating regions. The Americas segment increased its revenue during the third quarter by $27 million, or 13 percent, to $232 million. The EMEA segment grew its third quarter revenue by $13 million, or 13 percent, to $109 million. The APAC segment's revenue was up $8 million, or 21 percent, to $45 million.

Adjusted EBITDA for the third quarter of 2012 was $121 million, up $21 million, or 21 percent, over the prior-year period. Operating income increased $5 million, or nine percent, to $56 million. Americas' operating income increased $13 million, or 22 percent, to $70 million. EMEA's operating income was up $6 million, or 30 percent, to $25 million. APAC's operating income decreased $1 million, or eight percent, to $10 million.

“Although customers rely heavily on our information and insight in uncertain economic environments, we are not immune to discretionary decision-making in the face of uncertain markets that materially impact business spending,” said Scott Key, IHS president and chief operating officer. “However, we remain confident in the fundamentals of our business and our ability to achieve our long-term aspirations.  We are focused on executing to deliver our full potential in any economic environment, ensuring IHS is delivering performance and value well above market levels on a consistent basis.”

Year-to-Date 2012
Revenue for the nine months ended August 31, 2012, increased $161 million, or 17 percent, to $1.12 billion. Organic revenue growth was five percent overall and eight percent for the subscription-based portion of the business. Acquisitions added 13 percent, with a negative one percent foreign currency impact during the first nine months of 2012. The Americas segment grew its revenue during the nine months ended August 31, 2012, by $90 million, or 15 percent, to $670 million. The EMEA segment increased its year-to-date 2012 revenue by $46 million, or 17 percent, to $321 million. The APAC segment increased its revenue by $25 million, or 25 percent, to $124 million during the first nine months of 2012.

Adjusted EBITDA for year-to-date 2012 increased $64 million, or 23 percent, to $345 million. Operating income increased $6 million, or four percent, year-over-year to $152 million. Americas' operating income was $190 million, up $29 million, or 18 percent, over the prior-year period. EMEA grew its year-to-date 2012 operating income to $70 million, up $14 million, or 26 percent, over the same period of 2011. APAC's operating income was $29 million, an increase of $0.5 million, or two percent, over last year.

Net income for the nine months ended August 31, 2012 decreased $1 million, or one percent, to $112 million, or $1.68 per diluted share.

Cash Flows
Excluding a $57 million pension funding contribution, IHS generated $303 million of cash flow from operations during the nine months ended August 31, 2012, representing a 20 percent increase over last year's $253 million. On a trailing twelve-month basis, our conversion of Adjusted EBITDA to adjusted free cash flow was 72 percent.

Balance Sheet
IHS ended the third quarter of 2012 with $298 million of cash and cash equivalents and $1.01 billion of debt.

“We recently increased our credit facility by $500 million, moving from $1.3 billion to $1.8 billion of total borrowing capacity,” said Richard Walker, IHS executive vice president and chief financial officer. “While these actions did not increase our outstanding debt, we have increased our current available borrowing capacity to $750 million to support continued acquisitions and strategic investment.”

Outlook (forward-looking statement)
For the year ending November 30, 2012, IHS is revising guidance and expects:

•	All-in revenue in a range of $1.515 to $1.535 billion, including an organic growth rate of approximately eight percent for the portion of the business that is subscription-based

•	All-in Adjusted EBITDA in a range of $480 to $490 million

•	Adjusted EPS between $3.77 and $3.89

The above outlook assumes no further currency movements, acquisitions, pension mark-to-market adjustments or unanticipated events.

See discussion of Adjusted EBITDA and non-GAAP financial measures at the end of this release.

As previously announced, IHS will hold a conference call to discuss third quarter 2012 results on September 20, 2012, at 8:00 a.m. EDT. The conference call will be simultaneously webcast on the company's website: www.ihs.com.

Use of Non-GAAP Financial Measures
Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader's understanding of our financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures, such as Adjusted EBITDA and Adjusted earnings per diluted share, are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus income taxes, depreciation and amortization. Adjusted EBITDA further excludes (i) non-cash items (e.g., stock-based compensation expense and non-cash pension and postretirement expense) and (ii) items that management does not consider to be useful in assessing our operating performance (e.g., acquisition-related costs, restructuring charges, income or loss from discontinued operations, pension settlement and mark-to-market adjustments, and gain or loss on sale of assets). Adjusted earnings per diluted share exclude similar items as Adjusted EBITDA. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses these non-GAAP measures in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance and our ability to generate cash flow from operations. As a result, internal management reports used during monthly operating reviews feature the Adjusted EBITDA and Adjusted earnings per diluted share metrics. Management also believes that investors may find non-GAAP financial measures useful for the same reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. EBITDA, Adjusted EBITDA, and Adjusted earnings per diluted share are also used by many of our investors, research analysts, investment bankers, and lenders to assess our operating performance. For example, a measure similar to Adjusted EBITDA is required by the lenders under our term loan and revolving credit agreement.

Because not all companies use identical calculations, our presentation of non-GAAP financial measures may not be comparable to other similarly-titled measures of other companies. However, these measures can still be useful in evaluating our performance against our peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company's capital structure on its performance.

All of the items included in the reconciliation from net income to Adjusted EBITDA are either (i) non-cash items (e.g., depreciation and amortization, stock-based compensation, non-cash pension and postretirement expense) or (ii) items that we do not consider to be useful in assessing our operating performance (e.g., income taxes, acquisition-related costs, restructuring charges, income or loss from discontinued operations, and gain or loss on sale of assets). In the case of the non-cash items, management believes that investors can better assess our operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect our ability to generate free cash flow or invest in our business. For example, by eliminating depreciation and amortization from EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

IHS Forward-Looking Statements:
This release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Such statements may include financial projections and estimates and their underlying assumptions, statements regarding plans, objectives and expectations with respect to future operations, products and services, and statements regarding future performance. Forward-looking statements are generally identified by the words "expect," "anticipate," "believe," "intend," "estimate," "plan" and similar expressions. Although IHS and its management believe that the expectations reflected in such forward-looking statements are reasonable, investors are cautioned that forward-looking information and statements are subject to various risks and uncertainties - many of which are difficult to predict and generally beyond the control of IHS - that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include those discussed or identified by IHS from time to time in its public filings. Other than as required by applicable law, IHS does not undertake any obligation to update or revise any forward-looking information or statements. Please consult our public filings at www.sec.gov or www.ihs.com.

About IHS Inc. (www.ihs.com)
IHS (NYSE: IHS) is the leading source of information, insight and analytics in critical areas that shape today's business landscape. Businesses and governments in more than 165 countries around the globe rely on the comprehensive content, expert independent analysis and flexible delivery methods of IHS to make high-impact decisions and develop strategies with speed and confidence. IHS has been in business since 1959, incorporated in the State of Delaware in 1994, and became a publicly traded company on the New York Stock Exchange in 2005. Headquartered in Englewood, Colorado, USA, IHS employs more than 6,000 people in more than 30 countries around the world.

IHS is a registered trademark of IHS Inc. All other company and product names may be trademarks of their respective owners.
© 2012 IHS Inc. All rights reserved.

###

IHS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per-share amounts)

	As of	As of
	August 31, 2012	November 30, 2011
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$298,433	$234,685
Accounts receivable, net	289,548	326,009
Income tax receivable	19,932	25,194
Deferred subscription costs	45,229	43,136
Deferred income taxes	53,026	45,253
Other	27,924	23,801
Total current assets	734,092	698,078
Non-current assets:
Property and equipment, net	157,995	128,418
Intangible assets, net	578,597	514,949
Goodwill, net	1,959,663	1,722,312
Prepaid pension asset	9,042	—
Other	8,783	9,280
Total non-current assets	2,714,080	2,374,959
Total assets	$3,448,172	$3,073,037
Liabilities and stockholders’ equity
Current liabilities:
Short-term debt	$170,208	$144,563
Accounts payable	36,795	32,428
Accrued compensation	45,140	57,516
Accrued royalties	19,101	26,178
Other accrued expenses	67,138	69,000
Deferred revenue	516,188	487,172
Total current liabilities	854,570	816,857
Long-term debt	837,503	658,911
Accrued pension liability	7,672	59,460
Accrued postretirement benefits	9,006	9,200
Deferred income taxes	148,234	123,895
Other liabilities	22,548	19,985
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $0.01 par value per share, 160,000,000 shares authorized, 67,621,367 and 67,527,344 shares issued, and 65,937,011 and 65,121,884 shares outstanding at August 31, 2012 and November 30, 2011, respectively	676	675
Additional paid-in capital	671,378	636,440
Treasury stock, at cost: 1,684,356 and 2,405,460 shares at August 31, 2012 and November 30, 2011, respectively	(101,711)	(133,803)
Retained earnings	1,042,367	930,619
Accumulated other comprehensive loss	(44,071)	(49,202)
Total stockholders’ equity	1,568,639	1,384,729
Total liabilities and stockholders’ equity	$3,448,172	$3,073,037

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2012	2011	2012	2011
Revenue:
Products	$339,946	$295,328	$964,444	$832,006
Services	45,663	43,390	151,067	122,976
Total revenue	385,609	338,718	1,115,511	954,982
Operating expenses:
Cost of revenue:
Products	132,577	120,638	392,931	343,437
Services	21,169	23,376	72,676	68,448
Total cost of revenue (includes stock-based compensation expense of $1,488; $854; $4,467 and $2,638 for the three and nine months ended August 31, 2012 and 2011, respectively)	153,746	144,014	465,607	411,885
Selling, general and administrative (includes stock-based compensation expense of $29,050; $21,570; $86,465 and $61,175 for the three and nine months ended August 31, 2012 and 2011, respectively)	138,519	117,352	390,540	324,792
Depreciation and amortization	31,390	23,496	86,683	62,411
Restructuring charges	967	—	12,080	702
Acquisition-related costs	2,104	1,540	3,472	6,089
Net periodic pension and postretirement expense	2,001	835	5,998	2,383
Other expense (income), net	622	(197)	(680)	416
Total operating expenses	329,349	287,040	963,700	808,678
Operating income	56,260	51,678	151,811	146,304
Interest income	255	163	674	654
Interest expense	(5,057)	(2,967)	(14,837)	(6,774)
Non-operating expense, net	(4,802)	(2,804)	(14,163)	(6,120)
Income from continuing operations before income taxes	51,458	48,874	137,648	140,184
Provision for income taxes	(7,384)	(8,183)	(25,908)	(27,951)
Income from continuing operations	44,074	40,691	111,740	112,233
Income from discontinued operations, net	8	118	8	454
Net income	$44,082	$40,809	$111,748	$112,687

Basic earnings per share:
Income from continuing operations	$0.67	$0.63	$1.70	$1.73
Income from discontinued operations, net	$—	$—	$—	$0.01
Net income	$0.67	$0.63	$1.70	$1.74
Weighted average shares used in computing basic earnings per share	65,992	65,022	65,795	64,864

Diluted earnings per share:
Income from continuing operations	$0.66	$0.62	$1.68	$1.71
Income from discontinued operations, net	$—	$—	$—	$0.01
Net income	$0.66	$0.62	$1.68	$1.72
Weighted average shares used in computing diluted earnings per share	66,808	65,677	66,602	65,555

IHS INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended August 31,
	2012	2011
Operating activities:
Net income	$111,748	$112,687
Reconciliation of net income to net cash provided by operating activities:
Depreciation and amortization	86,683	62,411
Stock-based compensation expense	90,932	63,813
Excess tax benefit from stock-based compensation	(13,181)	(9,182)
Net periodic pension and postretirement expense	5,998	2,110
Pension and postretirement contributions	(67,023)	—
Deferred income taxes	(7,082)	11,120
Change in assets and liabilities:
Accounts receivable, net	46,177	35,737
Other current assets	(4,435)	(3,471)
Accounts payable	7,806	(7,838)
Accrued expenses	(30,678)	(26,439)
Income tax payable	16,742	(13,874)
Deferred revenue	2,505	25,832
Other liabilities	64	336
Net cash provided by operating activities	246,256	253,242
Investing activities:
Capital expenditures on property and equipment	(49,699)	(45,373)
Acquisitions of businesses, net of cash acquired	(306,268)	(699,992)
Intangible assets acquired	(3,700)	(2,985)
Change in other assets	1,658	(1,203)
Settlements of forward contracts	(3,058)	(2,849)
Net cash used in investing activities	(361,067)	(752,402)
Financing activities:
Proceeds from borrowings	680,001	870,000
Repayment of borrowings	(476,399)	(353,368)
Payment of debt issuance costs	(740)	(6,326)
Excess tax benefit from stock-based compensation	13,181	9,182
Proceeds from the exercise of employee stock options	2,938	2,144
Repurchases of common stock	(35,358)	(28,032)
Net cash provided by financing activities	183,623	493,600
Foreign exchange impact on cash balance	(5,064)	7,697
Net increase in cash and cash equivalents	63,748	2,137
Cash and cash equivalents at the beginning of the period	234,685	200,735
Cash and cash equivalents at the end of the period	$298,433	$202,872

IHS INC.
SUPPLEMENTAL REVENUE DISCLOSURE
(In thousands)
(Unaudited)

	Three Months Ended August 31,		Absolute	Organic	Nine Months Ended August 31,		Absolute	Organic
	2012	2011	% change	% change	2012	2011	% change	% change
Revenue by segment:
Americas revenue	$232,369	$205,728	13%	2%	$669,757	$580,189	15%	4%
EMEA revenue	108,505	95,946	13%	8%	321,438	275,446	17%	7%
APAC revenue	44,735	37,044	21%	11%	124,316	99,347	25%	9%
Total revenue	$385,609	$338,718	14%	5%	$1,115,511	$954,982	17%	5%

Revenue by transaction type:
Subscription revenue	$294,516	$263,916	12%	8%	$855,160	$747,907	14%	8%
Non-subscription revenue	91,093	74,802	22%	(5)%	260,351	207,075	26%	(4)%
Total revenue	$385,609	$338,718	14%	5%	$1,115,511	$954,982	17%	5%

Revenue by information domain:
Energy revenue	$180,072	$142,608			$520,958	$403,703
Product Lifecycle (PLC) revenue	129,475	114,140			364,295	321,124
Security revenue	30,280	32,204			87,524	88,570
Environment revenue	24,738	25,235			71,878	68,778
Macroeconomic Forecasting and Intersection revenue	21,044	24,531			70,856	72,807
Total revenue	$385,609	$338,718			$1,115,511	$954,982

IHS INC.
RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands, except for per-share amounts)
(Unaudited)

	Three Months Ended August 31,		Nine Months Ended August 31,
	2012	2011	2012	2011
Net income	$44,082	$40,809	$111,748	$112,687
Interest income	(255)	(163)	(674)	(654)
Interest expense	5,057	2,967	14,837	6,774
Provision for income taxes	7,384	8,183	25,908	27,951
Depreciation and amortization	31,390	23,496	86,683	62,411
EBITDA	$87,658	$75,292	$238,502	$209,169
Stock-based compensation expense	30,538	22,424	90,932	63,813
Restructuring charges	967	—	12,080	702
Acquisition-related costs	2,104	1,540	3,472	6,089
Non-cash net periodic pension and postretirement expense	—	703	—	2,110
Income from discontinued operations, net	(8)	(118)	(8)	(454)
Adjusted EBITDA	$121,259	$99,841	$344,978	$281,429

	Three Months Ended August 31,		Nine Months Ended August 31,
	2012	2011	2012	2011
Earnings per diluted share	$0.66	$0.62	$1.68	$1.72
Stock-based compensation expense	0.30	0.22	0.88	0.63
Restructuring charges	0.01	—	0.12	0.01
Acquisition-related costs	0.02	0.02	0.04	0.08
Non-cash net periodic pension and postretirement expense	—	0.01	—	0.02
Income from discontinued operations, net	—	—	—	(0.01)
Adjusted earnings per diluted share	$0.99	$0.87	$2.73	$2.45
Note: Amounts may not sum due to rounding

	Three Months Ended August 31,		Nine Months Ended August 31,
	2012	2011	2012	2011
Net cash provided by operating activities	68,082	52,261	246,256	253,242
Capital expenditures on property and equipment	(18,025)	(12,842)	(49,699)	(45,373)
Free cash flow	$50,057	$39,419	$196,557	$207,869
Pension deficit funding	—	—	57,000	—
Adjusted free cash flow	$50,057	$39,419	$253,557	$207,869

IHS INC.
RECONCILIATION OF SEGMENT NON-GAAP FINANCIAL MEASUREMENTS TO
MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(In thousands)
(Unaudited)

	Three Months Ended August 31, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$70,086	$24,590	$10,001	$(48,417)	$56,260
Adjustments:
Stock-based compensation expense	—	—	—	30,538	30,538
Depreciation and amortization	23,281	5,988	390	1,731	31,390
Restructuring charges	520	436	11	—	967
Acquisition-related costs	2,002	102	—	—	2,104
Adjusted EBITDA	$95,889	$31,116	$10,402	$(16,148)	$121,259

	Three Months Ended August 31, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$57,484	$18,858	$10,911	$(35,575)	$51,678
Adjustments:
Stock-based compensation expense	—	—	—	22,424	22,424
Depreciation and amortization	18,082	4,772	48	594	23,496
Restructuring charges	—	—	—	—	—
Acquisition-related costs	1,540	—	—	—	1,540
Non-cash net periodic pension and postretirement expense	—	—	—	703	703
Adjusted EBITDA	$77,106	$23,630	$10,959	$(11,854)	$99,841

	Nine Months Ended August 31, 2012
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$190,071	$69,553	$29,489	$(137,302)	$151,811
Adjustments:
Stock-based compensation expense	—	—	—	90,932	90,932
Depreciation and amortization	65,039	16,169	711	4,764	86,683
Restructuring charges	9,897	1,941	242	—	12,080
Acquisition-related costs	3,254	218	—	—	3,472
Adjusted EBITDA	$268,261	$87,881	$30,442	$(41,606)	$344,978

	Nine Months Ended August 31, 2011
	Americas	EMEA	APAC	Shared Services	Total
Operating income	$161,459	$55,104	$29,037	$(99,296)	$146,304
Adjustments:
Stock-based compensation expense	—	—	—	63,813	63,813
Depreciation and amortization	47,510	13,062	134	1,705	62,411
Restructuring charges	338	364	—	—	702
Acquisition-related costs	5,687	402	—	—	6,089
Non-cash net periodic pension and post-retirement expense	—	—	—	2,110	2,110
Adjusted EBITDA	$214,994	$68,932	$29,171	$(31,668)	$281,429

IHS INC.
SUPPLEMENTAL INFORMATION
(In thousands)
(Unaudited)

	Three Months Ended August 31, 2012		Three Months Ended August 31, 2011
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$30,538	$19,741	$22,424	$14,582
Restructuring charges	$967	$945	$—	$—
Acquisition-related costs	$2,104	$1,434	$1,540	$1,540
Non-cash net periodic pension and postretirement expense	$—	$—	$703	$435
Income from discontinued operations, net	$(18)	$(8)	$(185)	$(118)

	Nine Months Ended August 31, 2012		Nine Months Ended August 31, 2011
	Pre-tax	After tax	Pre-tax	After tax
Stock-based compensation expense	$90,932	$58,781	$63,813	$41,369
Restructuring charges	$12,080	$8,201	$702	$452
Acquisition-related costs	$3,472	$2,802	$6,089	$5,017
Non-cash net periodic pension and postretirement expense	$—	$—	$2,110	$1,308
Income from discontinued operations, net	$(18)	$(8)	$(747)	$(454)